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
[LOGO] MetLife Investors                                                           SEND APPLICATION AND CHECK TO:
                                                                              METLIFE INVESTORS INSURANCE COMPANY
Home Office Address (no correspondence)                                     Policy Service Office: P.O. Box 10366
13045 Tesson Ferry . St. Louis, Mo 63128               VARIABLE ANNUITY               Des Moines, Iowa 50306-0366
MetLife Investors Variable Annuity Class AA              APPLICATION          FOR ASSISTANCE CALL: THE SALES DESK
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ACCOUNT INFORMAION
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1. ANNUITANT

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-------------------------------------------------   Social
Name        (First)   (Middle)   (Last)             Security Number      -     -
                                                                    ----    --    -----
                                                    Sex  [ ] M [ ] F   Date of Birth
                                                                                      -------


-------------------------------------------------
Address     (Street)   (City)    (State)    (Zip)   Phone (     )
                                                           -----    ---------
-----------------------------------------------------------------------------------------------------------------

2. OWNER (COMPLETE ONLY IF DIFFERENT THAN ANNUITANT)

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Correspondence is sent to the Owner.

                                                    Social
                                                    Security/Tax ID Number          --          --
-------------------------------------------------                          --------    --------    --------
Name        (First)   (Middle)   (Last)

                                                    Sex [ ] M [ ] F   Date of Birth/Trust   /  /
                                                                                          -- -- ----

-------------------------------------------------
Address     (Street)   (City)    (State)    (Zip)   Phone (   )
                                                           ---   ---------
-----------------------------------------------------------------------------------------------------------------

3. JOINT OWNER

-----------------------------------------------------------------------------------------------------------------

                                                    Social
-------------------------------------------------   Security Number          --          --
Name        (First)   (Middle)   (Last)                             --------    --------    --------

                                                    Sex [ ] M [ ] F   Date of Birth   /  /
                                                                                    -- -- ----

-------------------------------------------------
Address     (Street)   (City)    (State)    (Zip)   Phone (   )
                                                           ---   ---------

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4. BENEFICIARY

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Show full name(s), address(es), relationship to Owner, Social Security Number(s), and percentage each is to receive. Use the Special Requests section if additional space is needed. UNLESS SPECIFIED OTHERWISE IN THE
SPECIAL REQUESTS SECTION, IF JOINT OWNERS ARE NAMED, UPON THE DEATH OF EITHER JOINT OWNER, THE SURVIVING JOINT
OWNER WILL BE THE PRIMARY BENEFICIARY, AND THE BENEFICIARIES LISTED BELOW WILL BE CONSIDERED CONTINGENT
BENEFICIARIES.

                                                                         -    -
-----------------------------------------------------------------------------------------------
Primary Name                 Address              Relationship   Social Security Number     %

                                                                         -    -
-----------------------------------------------------------------------------------------------
Primary Name                 Address              Relationship   Social Security Number     %

                                                                         -    -
-----------------------------------------------------------------------------------------------
Contingent Name              Address              Relationship   Social Security Number     %

                                                                         -    -
-----------------------------------------------------------------------------------------------
Contingent Name              Address              Relationship   Social Security Number     %
-----------------------------------------------------------------------------------------------------------------

5. PLAN TYPE

-----------------------------------------------------------------------------------------------------------------
[ ] NON-QUALIFIED

QUALIFIED
[ ] 401
[ ] 403(B) TSA ROLLOVER*

408 IRA* (check one of the options listed below)

Traditional IRA                  SEP IRA                          Roth IRA
---------------                  -------                          --------
[ ] Transfer                     [ ] Transfer                     [ ] Transfer
[ ] Rollover                     [ ] Rollover                     [ ] Rollover
[ ] Contribution - Year          [ ] Contribution - Year          [ ] Contribution - Year
                       -------                          -------                          --------

*THE ANNUITANT AND OWNER MUST BE THE SAME PERSON.
-----------------------------------------------------------------------------------------------------------------

6. PURCHASE PAYMENT

-----------------------------------------------------------------------------------------------------------------

Funding Source of Purchase Payment
----------------------------------
[ ] 1035 Exchange   [ ] Check   [ ] Wire

Initial Purchase
Payment                    $
        -------------------------------------------
        Make Check Payable to MetLife Investors

(Estimate dollar amount for 1035 exchanges, transfers, rollovers, etc.)

Minimum Initial Purchase Payment:
   $5,000 Non-Qualified   $2,000 Qualified
-----------------------------------------------------------------------------------------------------------------
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7029 (7/04)                                                              APPVAAA
                                                                         506

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RIDERS
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7. BENEFIT RIDERS (subject to state availability and age restrictions)

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These riders may only be chosen at time of application. Please note, there are additional charges for the optional riders. ONCE ELECTED THESE OPTIONS MAY NOT BE CHANGED.

1)   [ ] Guaranteed Minimum Income Benefit Rider (GMIB)*

2)   [ ] Guaranteed Withdrawal Benefit (GWB)*
     * only one (GMIB or GWB) may be elected

3) DEATH BENEFIT RIDERS (Check one. If no election is made, the Principal Protection option will apply).

          [ ] Principal Protection (no additional charge)
          [ ] Annual Step-Up
          [ ] Compounded-Plus

4)   [ ] Earnings Preservation Benefit Rider

5)   [ ] Other
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COMMUNICATIONS
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8. TELEPHONE TRANSFER

--------------------------------------------------------------------------------
I (We) authorize MetLife Investors Insurance Company (MetLife Investors) or any person authorized by MetLife Investors to accept telephone transfer instructions and/or future payment allocation changes from me (us) and my Registered Representative/Agent. Telephone transfers will be automatically permitted unless you check one or both of the boxes below indicating that you do not wish to authorize telephone transfers. MetLife Investors will use reasonable procedures to confirm that instructions communicated by telephone are genuine.

I (We) DO NOT wish to authorize telephone transfers for the following
(check applicable boxes): [ ] Owner(s) [ ] Registered Representative/Agent
--------------------------------------------------------------------------------

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SIGNATURES
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9. SPECIAL REQUESTS

--------------------------------------------------------------------------------

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10. REPLACEMENTS

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Does the applicant have any existing life insurance policies or
annuity contracts?                                                [ ] Yes [ ] No

Is this annuity being purchased to replace any existing life
insurance or annuity policy(ies)?                                 [ ] Yes [ ] No

If "Yes," applicable disclosure and replacement forms must be attached.
--------------------------------------------------------------------------------

11. FRAUD STATEMENT & DISCLOSURE

--------------------------------------------------------------------------------

NOTICE TO APPLICANT:

FOR ARKANSAS, KENTUCKY, LOUISIANA, NEW MEXICO, OHIO, PENNSYLVANIA, TENNESSEE AND WASHINGTON D.C. RESIDENTS: Any person who knowingly and with intent to defraud any insurance company or other person files an application or submits a claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties.

FOR NEW JERSEY RESIDENTS: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

FOR ARIZONA RESIDENTS: Upon receipt of your written request, we will provide within a reasonable time period, factual information regarding the benefits and provisions of this Contract. This Contract may be returned for any reason if you are not satisfied with it. You may return the Contract within 10-days, or 30-days if you were 65 years of age or older on the date you applied for this annuity. If you return it within the 10-day or 30-day period your contract will be cancelled. We will promptly refund your Purchase Payment less any income payment and withdrawals already made as of the Business Day we receive your Contract.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FOR MASSACHUSETTS RESIDENTS: The variable annuity for which you are making this application gives us the right to restrict or discontinue allocations of purchase payments to the Fixed Account and reallocations from the Investment Divisions to the Fixed Account. This discontinuance right may be exercised for reasons which include but are not limited to our ability to support the minimum guaranteed interest rate of the Fixed Account when the yields on our investments would not be sufficient to do so. This discontinuance will not be exercised in an unfairly discriminatory manner. The prospectus also contains additional information about our right to restrict access to the Fixed Account in the future. BY SIGNING THIS APPLICATION, I ACKNOWLEDGE THAT I HAVE RECEIVED, READ AND UNDERSTOOD THE STATEMENTS IN THIS APPLICATION AND IN THE PROSPECTUS THAT THE FIXED ACCOUNT MAY NOT BE AVAILABLE AT SOME POINT DURING THE LIFE OF THE CONTRACT INCLUDING POSSIBLY WHEN THIS CONTRACT IS ISSUED.

FOR FLORIDA RESIDENTS: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.
--------------------------------------------------------------------------------

12. ACKNOWLEDGEMENT AND AUTHORIZATION

--------------------------------------------------------------------------------
I (We) agree that the above information and statements and those made on all pages of this application are true and correct to the best of my (our) knowledge and belief and are made as the basis of my (our) application. I (We) acknowledge receipt of the current prospectus of MetLife Investors Variable Annuity Account One. PAYMENTS AND VALUES PROVIDED BY THE CONTRACT FOR WHICH APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



     ----------------------------------------------------------------------
           (OWNER SIGNATURE & TITLE, ANNUITANT UNLESS OTHERWISE NOTED)

     ----------------------------------------------------------------------
                         (JOINT OWNER SIGNATURE & TITLE)

     ----------------------------------------------------------------------
                  (SIGNATURE OF ANNUITANT IF OTHER THAN OWNER)

Signed at
          -----------------------------------------------------------------
                                (City)                       (State)

Date
     -------------------
--------------------------------------------------------------------------------

13. AGENT'S REPORT

--------------------------------------------------------------------------------
Is this annuity being purchased to replace any existing life
insurance or annuity policy(ies)?                                 [ ] Yes [ ] No



     ----------------------------------------------------------------------
                               AGENT'S SIGNATURE


     ----------------------------------------------------------------------
                                     Phone


     ----------------------------------------------------------------------
                             Agent's Name and Number


     ----------------------------------------------------------------------
                            Name and Address of Firm


     ----------------------------------------------------------------------
                    State License ID Number (Required for FL)


     ----------------------------------------------------------------------
                              Client Account Number
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--------------------------------------------------------------------------------
Home Office Program Information:
--------------------------------

 Select one. Once selected, the option cannot be changed.

 Option A                  Option B
          ---------------           ---------------
Default as defined in the Selling Agreement or determined by firm.
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7029 (7/04)                                                              APPVAAA
                                                                         506